Attachment to Form 4
Note (8)

	On May 14, 2007, the Michael J. Jandernoa Trust
(the ?MJJ Trust?), of which Mr. Jandernoa is Trustee, entered into a Variable Prepaid Stock Purchase
Agreement (the ?Variable Prepaid Agreement?).  The
Variable Prepaid Agreement relates to one or more tranches, for a total of up to 770,000 shares of Perrigo Company common stock. On May 16, 2007, the pricing under the Variable Prepaid Agreement was finalized and the shares were divided into two tranches of 385,000 shares each, with the first tranche having a Maturity Date of May 18, 2009
(?Tranche No. 1?) and the other having a Maturity Date of November 16, 2009 (?Tranche No. 2?). The Variable
Prepaid Agreement constitutes a sales plan under Rule 10b5-1(c).

	The Variable Prepaid Agreement provides that the
MJJ Trust will deliver on the respective Maturity Date in settlement of each Tranche, an aggregate number of shares of Perrigo Company common stock (or, at the option of the MJJ Trust, the cash equivalent of such shares) equal to the product of (i) the Base Amount of 385,000 shares for each Tranche and (ii) the Settlement Ratio of each Tranche.

	The Settlement Ratio will be determined as follows for Tranche No. 1:

(a)	If the Settlement Price for Tranche No. 1 is
less than $23.4052 (?Tranche No. 1 Upside
Limit?) but greater than $18.6910 (?Tranche
No. 1 Hedged Value?), the Settlement Ratio for Tranche No. 1 will be equal to the Tranche No. 1 Hedged Value divided by the
Settlement Price for Tranche No. 1;

(b)	If the Settlement Price for Tranche No. 1 is
equal to or greater than the Tranche No. 1
Upside Limit, the Settlement Ratio for
Tranche No. 1 will be equal to the sum of the Tranche No. 1 Hedged Value divided by the Settlement Price for Tranche No. 1 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche No. 1 and the Tranche No. 1
Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche
No. 1; and

(c)	If the Settlement Price for Tranche No. 1 is
equal to or less than the Tranche No. 1
Hedged Value, the Settlement Ratio for
Tranche No. 1 will be one.

The Settlement Price for Tranche No. 1 is the amount obtained by dividing the Tranche No. 1 Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the Tranche
No. 1 Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen. In consideration for the sale of these shares of common stock, the Variable Prepaid Agreement provides that the MJJ Trust will receive $6,317,465 for Tranche
No. 1.

	The Settlement Ratio will be determined as follows for Tranche No. 2:

(a)	If the Settlement Price for Tranche No. 2 is
less than $24.3804 (?Tranche No. 2 Upside
Limit?) but greater than $19.5043 (?Tranche
No. 2 Hedged Value?), the Settlement Ratio for Tranche No. 2 will be equal to the Tranche No. 2 Hedged Value divided by the
Settlement Price for Tranche No. 2;

(b)	If the Settlement Price for Tranche No. 2 is
equal to or greater than the Tranche No. 2
Upside Limit, the Settlement Ratio for
Tranche No. 2 will be equal to the sum of the Tranche No. 2 Hedged Value divided by the Settlement Price for Tranche No. 2 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche No. 2 and the Tranche No. 2
Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche
No. 2; and

(c)	If the Settlement Price for Tranche No. 2 is
equal to or less than the Tranche No. 2
Hedged Value, the Settlement Ratio for
Tranche No. 2 will be one.

The Settlement Price For Tranche No. 2 is the amount obtained by dividing the Tranche No. 2 Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the Tranche
No. 2 Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen. In consideration for the sale of these shares of common stock, the Variable Prepaid Agreement provides that the MJJ Trust will receive $6,317,465 for Tranche
No. 2.





Attachment to Form 4
Note (9)

	On May 14, 2007, JSIG, LLC (?JSIG LLC?), of which
Mr. Jandernoa is a member and the sole manager, entered into a Variable Prepaid Stock Purchase
Agreement (the ?JSIG Variable Prepaid Agreement?), relating to one or more Tranches, for a total of up to 175,000 shares of Perrigo Company common stock. On
May 16, 2007, the pricing under the Variable Prepaid
Agreement was finalized and the shares were placed in a single tranche. The JSIG Variable Prepaid Agreement constitutes a sales plan under Rule 10b5-1(c). The
JSIG Variable Prepaid Agreement provides that JSIG LLC will deliver on November 16, 2009 (the ?Maturity
Date?) in settlement of each Tranche, an aggregate number of shares of Perrigo Company common stock (or, at the option of JSIG LLC, the cash equivalent of such shares) equal to the product of (i) the Base Amount of each Tranche and (ii) the Settlement Ratio of each Tranche, which will be determined as follows for Tranche No. 1, which consists of a Base Amount of 175,000 shares:

(a)	If the Settlement Price for Tranche No. 1 is
less than $24.3804 (?JSIG Upside Limit?) but greater than $19.5043 (?JSIG Hedged Value?), the Settlement Ratio for Tranche No. 1 will be equal to the JSIG Hedged Value divided by the Settlement Price for Tranche No. 1;

(b)	If the Settlement Price for Tranche No. 1 is
equal to or greater than the Upside Limit, the Settlement Ratio for Tranche No. 1 will be equal to the sum of the JSIG Hedged Value divided by the Settlement Price for Tranche
No. 1 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche No. 1 and the
JSIG Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche No. 1; and

(c)	If the Settlement Price for Tranche No. 1 is
equal to or less than the JSIG Hedged Value, the Settlement Ratio for Tranche No. 1 will be one.

	The Settlement Price is the amount obtained by dividing the JSIG Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the JSIG Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen.

	In consideration for the sale of these shares of common stock, the Variable Prepaid Agreement provides that the JSIG LLC will receive $2,871,575 for Tranche No. 1.

	Immediately prior to the reported May 14, 2007 transactions, the Michael J. Jandernoa Trust held a voting interest equal to 1.2% of JSIG LLC?s total membership interests and a non-voting interest equal to 38.8% of JSIG LLC?s total membership interests and the Susan M. Jandernoa Trust held a voting interest equal to 1.8% of JSIG LLC?s total membership interests and a non-voting interest equal to 58.2% of JSIG LLC?s total membership interests.